UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549


                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box;

   [ ]  Prelimenary proxy Statement
   [ ] Confidential, for use of the Commission Only (as permitteed by Rule 14a-6(e)(21))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to 140.14a-11(c) or 140.14a-12

                                LINCOLN LOGS LTD.
                                ________________
                      (Name of Registrant as Specified In Its Charter)


               _____________________________________________________
     (Name of Persons(s) Filing proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box) ;

   {X}  No fee required

   { }  Fee computed on table below per Exchange Act Rules 140-6(i)(4) and 0-11

        (1) Title of each class of securities to which transaction applies:

            _______________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

            _______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            _______________________________________________________________

        (4) Proposed maximum aggregate value of transaction:

            _______________________________________________________________

        (5) Total fee paid:
            _______________________________________________________________

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount previously paid:

             _______________________________________________________________

        (2)  Form, Schedule or Registration No.:

             _______________________________________________________________

        (3)  Filing party:

             ______________________________________________________________

        (4)  Date Filed:

             ______________________________________________________________

                        LINCOLN LOGS LTD.
                         5 Riverside Drive
                   Chestertown, New York  12817
                      _____________________

                   NOTICE OF THE ANNUAL MEETING
                         OF SHAREHOLDERS

                         January 22, 2001


     Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Logs Ltd., a New York corporation (the "Company"), will be held at the Sagamore Hotel, 110 Sagamore Road, Bolton Landing, New York, on Thursday, February 8, 2001, at 10:30 a.m., local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;

     2. To approve the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending January 31, 2001;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on January 5, 2001, will be entitled to notice of and to vote at the Meeting.

                                   By Order of the Board of Directors



                                   William J. Thyne
                                   Secretary


January 19, 2001

     You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to ensure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                        LINCOLN LOGS LTD.
                       5 Riverside Drive
                   Chestertown, New York 12817

                       ___________________

                         PROXY STATEMENT

                       ___________________

     The accompanying proxy is solicited by the Board of Directors of Lincoln Logs Ltd., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on February 8, 2001, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. It is expected that proxy solicitation materials will be first mailed or given to shareholders on or about January 22, 2001. The Company will pay the expense of soliciting proxies.

     Proxies in the accompanying form, properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. Shares represented by the enclosed proxy will be voted in accordance with the indicated direction, or, if not directed, in accordance with the best judgement of the persons named in the enclosed proxy. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by (i)notice in writing received by the Secretary of the Company, (ii) signing and delivering a new proxy card bearing a later date, or (iii) attendance at the Meeting and voting in person.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. If any other matters should properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment on such matters.

     Only shareholders of record at the close of business on January 5, 2001, will be entitled to vote at the Meeting. On January 3, 2001, there were outstanding 7,255,059 shares of the Company's Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

                          PROPOSAL NO. 1
                      ELECTION OF DIRECTORS

     The Company's directors are to be elected at each Annual Meeting of Shareholders. At this Meeting, seven directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

     Three meetings of the Board of Directors were held during the past fiscal year. Each of the incumbent directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors that were held during the past fiscal year.

Nominees for Election

     Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the seven nominees listed below to serve until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each of the nominees has consented to being named a nominee in this Proxy Statement. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the remaining nominees.



                                    Year first     Position with the Company
                                    elected a       (other than as a
Nmae of Director           Age      Director           director)
________________           ____     __________     _________________________

Richard C. Farr            72       1982           Retired Chairman & CEO,
                                                     Senior Advisor
Samuel J. Padula           77       1985           Special Administrative
                                                     Assistant to the
                                                     President
Steven Patlin              60       2000           Special Administrative
                                                     Assistant to the
                                                     President
Reginald W. Ray, Jr.       71       1982           Special Administrative
                                                     Assistant to the
                                                     President
John D. Shepherd           55       1982           Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer,
                                                     Treasurer
William J. Thyne           50       1999           Executive Vice President,
                                                     Chief Financial Officer,
                                                     Secretary
Leslie M. Apple            50       2000           Special Administrative
                                                     Assistant to the
                                                     President

Business Experience
___________________

    Richard Farr was, until his resignation from those offices on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr was the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, which position he resigned on July 8, 1997. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years.
Mr. Farr is a Director of H. L. Bouton Co., Inc. and several privately owned companies. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President, a position he has resumed since his resignation in July 1997.

   Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Oceanport, New Jersey, for more than the past five years. Since January 1987, Mr. Padula has been a Special Administrative Assistant to the President. Mr. Padula was, until his resignation from that office in December 1997, a member of the Company's Office of the Chief Executive since May 1997.

   Steven Patlin has been and continues to be an independent dealer of Lincoln Logs Ltd. since June 1985. Mr Patlin served as an independent consultant to the Company on sales and marketing matters from January 1998 through February 1999. From March 1999 through February 2000 Mr. Patlin served as Vice President of Sales for Lincoln Logs Ltd. at which time he resigned that position. Mr. Patlin has been Vice President and Treasurer of Patlin Enterprises Inc. a distributor of home maintenance products, for more than the past five years. Mr. Patlin was appointed to a vacant seat on the Board of Directors on February 4, 2000.

   Reginald W. Ray, Jr. has been President of The Hunter Corporation, a commercial construction firm in Westport, Connecticut, for more than the past five years. Since January 1987, Mr. Ray has been a Special Administrative Assistant to the President.

   John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer and Treasurer of the Company since December 1997. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd has been a Special Administrative Assistant to the President, and from May 1997 until December 1997 Mr. Shepherd was a member of the Company's Office of the Chief Executive.

    William J. Thyne, CPA, has been Chief Financial Officer and Secretary since January 1998. Mr. Thyne was also elected to the additional position of Executive Vice President in September 1999. Prior to joining the Company Mr. Thyne was Chief Financial Officer of John B. Garret, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services in Guilderland, New York from August 1996 to January 1998. Prior to that position, Mr. Thyne was Vice President, Finance and Chief Financial Officer of Reliable Racing Supply, Inc., a wholesale and retail distributor of specialized ski equipment and mail order catalog retailer of ski equipment and apparel in Glens Falls, New York from July 1995 to August 1996. Prior to that position, Mr. Thyne was Controller and Chief Financial Officer of Lifeworks International, a wholesale distributor of health food, dietary supplements and health education materials in Clifton Park, New York from April 1994 to July 1995. Prior to that position, Mr. Thyne was Controller of Capital Spouts, Inc., a manufacturer of plastic spouts to be used with disposable milk and juice cartons, and the related installation equipment, in Albany, New York from September 1993 to January 1994. Prior to that position, and for more than five years, Mr. Thyne was the Vice President, Finance, Chief Financial Officer and Secretary of Lincoln Logs, Ltd.

in Chestertown, New York. Mr. Thyne was appointed to a vacant seat on the Board of Directors on November 30, 1999.

    Leslie M. Apple has since January 1995 been a Partner and practicing attorney with the Albany, New York, law firm of Whiteman Osterman & Hanna. From 1982 through December 1997 Mr. Apple was a Director of the Company. From January 1987 through December 1997 Mr. Apple has been a Special Administrative Assistant to the President, and from may 1997 until December 1997 Mr. Apple was a member of the Company's Office of the Chief Executive. Mr. Apple resigned from all positions with the Company in December 1997 and has had no affiliation with the Company until he was appointed to a vacant seat on the Board of Directors on November 30, 2000.

     No nominee for director holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act.
No nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940 other than Mr. Farr who is a Trustee of the Scottish Widows International Fund.

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Strategy Committee. The Audit Committee during the fiscal year ended January 31, 2000, whose function is to oversee the Company's financial reporting systems, consisted of Mr. Padula. The Compensation Committee during the fiscal year ended January 31, 2000, whose function is to review and make recommendations to the Board on executive compensation, consisted of Messrs. Ray, Padula and Shepherd. The Strategy Committee during the fiscal year ended January 31, 2000, whose function is to make recommendations to the Board on the future business direction of the Company, consisted of Messrs. Ray and Shepherd. No formal meeting of each of the above committees was held during the past fiscal year ended January 31, 2000. The Board of Directors, at a meeting held in November 2000, made new appointments to the respective committees. Currently, the Audit Committee consists of Messrs. Apple, Padula and RAy; the Compensation Committee consists of Messrs. Ray, Padula and Farr; and the Strategy Committee consists of Messrs. Farr, Apple and Patlin. During the fiscal year ended January 31, 2001 there were three meetings of the Audit Committee. The Company does not have a standing nominating committee or any committee performing a similar function.

     The Board of Directors has approved and adopted a formal written Audit Committee Charter. This Charter, attached hereto as EXHIBIT A, was adopted in accordance with listing standards promulgated by the National Association of Security Dealers ("NASD").

REPORT OF THE AUDIT COMMITTEE ON LINCOLN LOGS LTD.
__________________________________________________

June 14, 2000

To the Board of Directors of Lincoln Logs Ltd:

     I have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended January 31, 2000.

     I have discussed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     I have recieved and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the accountants the accountants' independence.

     Based on the reviews and discussions referred to above, I recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2000.

                                              By:  /s/ Samuel J. Padula
                                                   _____________________
                                                    Samuel J. Padula
                                                    Chairman



THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST
INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS
A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.



                                 EXECUTIVE OFFICERS

   The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, are currently serving a one-year term to expire on the date of the 2000 Annual Meeting of Shareholders, are as follows:

Name               Age   Office(s)
_____              ___   __________
John D. Shepherd 1  55   Chairman of the Board; President and Chief Executive
                         Officer; Treasurer


______________________

1 Mr. Shepherd was elected to these current positions by the Board of Directors effective December 1997 to serve in these capacities until the next Annual Meeting of Shareholders. In May 1997, the Board of Directors created The Office of Chief Executive to replace the position of Chief Executive Officer. Messrs. Apple, Farr, Padula and Shepherd were elected by the Board of Directors to fill The Office of Chief Executive, to serve until the 1997 Annual Meeting of the Board of Directors, at which time they would be nominated to serve in that capacity for the upcoming year. Mr. Farr resigned from The Office of Chief Executive in July 1997. Mr. Apple resigned from the Board of Directors and The office of the Chief Executive in December 1997. Mr. Padula resigned from The Office of Chief Executive in December 1997.

Jaffry J. LaPell 2  40   Vice President - Sales

William J. Thyne 3  50   Executive Vice President:Chief Financial Officer;
                         Secretary

David M. Patton 4   52   Vice President - Operations


    John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer and Treasurer since his election to those offices in December 1997. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use in Rahway, New Jersey, from January 1986 to May 1991.
Since January 1987 until his election to his present offices with the Company Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997 a member of the Company's Office of the Chief Executive.

     Jeffry J. LaPell has been Vice President - Sales since re-joining the Company in December 1999. Prior to re-joining the Company Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by Lincoln Logs Ltd, in various sales positions the most recent of which was National Sales Manager.

    William J. Thyne, CPA, has been Chief Financial Officer and Secretary since January 1998. Mr. Thyne was also elected to the additional position of Executive Vice President in September 1999. Prior to joining the Company Mr. Thyne was Chief Financial Officer of John B. Garret, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services in Guilderland, New York from August 1996 to January 1998. Prior to that position, Mr. Thyne was Vice President, Finance and Chief Financial Officer of Reliable Racing Supply, Inc., a wholesale and retail distributor of specialized ski equipment and mail order catalog retailer of ski equipment and apparel in Glens Falls, New York from July 1995 to August 1996. Prior to that position, Mr. Thyne was Controller and Chief Financial Officer of Lifeworks International, a wholesale distributor of health food, dietary supplements and health education materials in Clifton Park, New York from April 1994 to July 1995. Prior to that position, Mr. Thyne was Controller of Capital Spouts, Inc., a manufacturer of plastic spouts to be used with disposable milk and juice cartons, and the related installation equipment, in Albany, New York from September 1993 to January 1994. Prior to that position, and for more than five years, Mr. Thyne was the Vice President,

_______________________________

2 Mr. LaPell was elected to his current position by the Board of Directors effective December 1999, to serve in that capacity until the next Annual Meeting of Shareholders.
3 Mr. Thyne was elected to the position of Chief Financial Officer and Secretary by the Board of Directors effective January 13, 1998, to serve in these capacities until the next Annual Meeting of Shareholders. Mr. Thyne was elected to the additional position of Executive Vice president by the Board of Directors effective September 17, 1999, to serve in this additional capacity until the next Annual Meeting of Shareholders.
4 Mr. Patton was elected to his current position by the Board of Directors effective December 1999, to serve in this capacity until the next Annual Meeting of Shareholders.

Finance, Chief Financial Officer and Secretary of Lincoln Logs Ltd. in Chestertown, New York.

     David M. Patton has been Vice President - Operations since December 1999. Prior to becoming Vice President - Operations, Mr. Patton was Product Manager, a position he held since joining the Company in April 1996. Prior to joining the Company, Mr. Patton was a self-employed general contractor specializing in the construction of log homes.

                       COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended January 31, 2000.


                          EXECUTIVE COMPENSATION

   The following table sets forth all annual and long-term compensation paid by the Company through the latest practicable date to the Chief Executive Officer of the Company and to all executive officers of the Company who received total annual salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended January 31, 2000, January 31, 1999 and January 31, 1998.


                            SUMMARY COMPENSATION TABLE

               LONG-TERM COMPENSATION - ANNUAL COMPENSATION AWARDS
                                           Long-term Compensation
             Annual Compensation                  Awards
             ____________________           _______________________

     (a)          (b)     (c)       (d)          (e)          (f)          (g)          (h)          (i)
                                                                                                      All
                                                 Other       Restricted                              Other
Name and                                         Annual      Stock         Options/     LTIP         Compen-
Principal         Year    Salary    Bonus      Compensation  Award(s)      SAR's        Payouts      Sation
Position                   ($)       ($)           ($)        ($)            (#)          ($)          ($)
---------------------------------------------------------------------------------------------------------------
John D. Shepherd, 2000 78,000.00    0.00          5,000.00(3) 0.00                0      0.00         7,501.00 (5)
Chief Executive   1999 78,000.00    0.00          5,000.00(3) 0.00                0      0.00         3,943.00 (2)
Officer (1)(6)    1998      0.00    0.00          5,000.00(3) 0.00                0      0.00         9,300.00 (4)
Leslie M. Apple,  2000      0.00    0.00              0.00    0.00                0      0.00             0.00
Office of Chief   1999      0.00    0.00              0.00    0.00                0      0.00             0.00
Executive (6)     1998      0.00    0.00          3,750.00(3) 0.00                0      0.00         9,750.00 (7)
Samuel J. Padula, 2000      0.00    0.00          5,000.00(3) 0.00                0      0.00             0.00
Office of Chief   1999      0.00    0.00          5,000.00(3) 0.00                0      0.00             0.00
Executive (6)     1998      0.00    0.00          5,000.00(3) 0.00                0      0.00         9,750.00 (7)
Richard C. Farr,  2000      0.00    0.00          5,000.00(3) 0.00                0      0.00             0.00
Former Chief      1999      0.00    0.00          5,000.00(3) 0.00                0      0.00             0.00
Executive         1998      0.00    0.00         48,750.00(9) 0.00                0      0.00        31,804.00 (10)
Officer (6)(8)

________________________________

(1) Mr. Shepherd was elected Chief Executive Officer in December 1997. From May 1997 until December 1997, Mr. Shepherd was a member of the Office of Chief Executive. Prior to May 1997, and since June 1982, Mr. Shepherd has been a director of the Company.
(2) This amount consists of $2,500 paid for directors' meetings fees, $243 paid for term life insurance and $1,200 paid for interest on an amount advanced to the Company.
(3) These amounts represent an annual salary of $5,000 paid to the directors of the Company. Mr. Apple, who resigned from the Company in December 1997, was paid the pro rata amount of $3,750.
(4) This amount consists of $7,500 paid for directors' meetings fees and $1,800 for interest paid on an amount advanced to the Company.
(5) This amount consists of $7,500 paid for directors' meeting fees, $3,480 of matching funds contributed to the Company's 401(k) Plan and $271 paid for term life insurance.
(6) In May 1997, the Company's board of directors established the Office of Chief Executive. Its members consisted of Leslie M. Apple, Richard C. Farr, Samuel J. Padula and John D. Shepherd, then current directors of the Company. The Office of Chief Executive terminated in December 1997, with the election of John D. Shepherd as Chief Executive Officer.
(7)  These amounts represent $9,750 paid for directors' meetings fees.
(8) Mr. Farr was the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a member of the Office of Chief Executive. Mr. Farr resigned from his positions with the Company, except that of Director, on July 8, 1997.
(9) This amount consists of an annual salary of $5,000 paid to directors and $43,750 paid to Mr. Farr for executive services.
(10) This amount consists of $7,500 paid for directors' meetings fees, $9,942 for interest paid on advances made to the Company, and $14,362, which represents the value attributed to personal use of Company automobiles.



Employee Savings Plan
_____________________

    The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Thirty-nine of the Company's employees are currently eligible to participate in the Plan, twenty-eight of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to a maximum permitted by the Internal Revenue Code. The Company contributes on behalf of each participating employee a percentage, determined annually by the Company based upon the profits of the Company, of compensation (as defined by the Plan) to the Plan. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% or such employee's compensation for any given year or $7,000
(as adjusted for increases in the cost of living as prescribed by regulations by the Secretary of the Treasury, $10,500 for the 2000 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes three years of service with the Company and continues to vest at the rate of an additional 20% over each of the following four years of employment.

    During the fiscal years ended January 31, 2000, 1999 and 1998, $112,213, $120,314 and $4,395, respectively, were paid to employees of the Company upon their separation from service to the Company pursuant to the Plan.


Stock Option Plan
_________________

    The Company has in effect a Stock Option Plan (the "Plan") which permits the granting of incentive stock options to key employees to purchase up to 235,000 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenu Code. The Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant incentive stock options to key employees of the Company. All of the Company's Directors, as key employees of the Company, are elligible to receive incentive stock options as are all such officers, division managers, department heads, and any other management or supervisory employees or others who are designated as key employees. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Plan must be equal to or greater than the fair market value of the shares which are subject to an option on the date the option is granted.

     Since all employees are considered "key employees" of the Company, there are currently approximately fifty persons elligible to receive incentive stock options under the Plan. During fiscal year ended January 31, 2000, incentive stock options to purchase a total of 186,000 shares of the Company's Common Stock were granted to forty-two key employees. The newly granted incentive stock options entitle the forty-two holders thereof to purchase Common
Stock of the Company at a purchase price of $0.16 per share. During the fiscal year ended January 31, 2000 and through the date of this Proxy Statement, 500 shares of the Company's Common Stock have been issued pursuant to the exercise of incentive stock options.

     In addition to granting options to key employees intended to qualify as incentive stock options under the Internal Revenue Code, the Option Plan also permits the Board of Directors (or the commitee which administers the Option Plan) to grant stock options (the "Non-qualified Stock Options") which do not qualify as incentive stock options to key employees of the Company and directors who are not employees of the Company. Up to 250,000 options are currently designated by the Option Plan for issuance as non-qualified stock options. The Board, or the committee that administers the Option Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's
Common Stock that may be purchased under each such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

     There are currently approximately fifty persons elligible to receive non-qualified stock options under the Plan. During the fiscal year ended January 31, 2000, there were no non-qualified stock options issued to any key employees or directors and no non-qualified stock options previously granted under the Plan have been exercised through the date hereof.

Compensation of Directors
_________________________

     Each director is compensated for his services in the amount of $5,000 per year, plus $1,250 for each meeting of the Board of Directors attended. Each member of the Audit, Compensation and Strategy Committees is compensated in the amount of $500 for each Committee meeting attended. Health insurance is available to the directors at the Company's expense.


Long-Term Incentive Plan Awards
_______________________________

     Other than its Stock Option Plan, the Company does not maintain any long-term incentive plan.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

    During the fiscal years ended January 31, 2000 and 1999, the following transcations with officers, directors and shareholders occurred:

         During March and April 1998, John D. Shepherd and William J. Thyne purchased $210,000(5) and $20,000(5), respectively, Series B Convertible Subordinated Debentures (the "B Debentures") at 100% par value. In May
1998, Mr. Shepherd purchased $30,000 of B Debentures held by Samuel J. Padula.

         On April 20, 1998, John D. Shepherd converted $275,000 of B Debentures into 1,375,000 shares of the Company's common stock. On that date, Mr. Shepherd also exercised warrants related to his B Debentures and purchased 687,500 shares of the Company's common stock for $.375 per share, or a total of $257,812.

         On June 30, 1998 Reginald W. Ray, Jr., a director, converted $25,000 of A Debentures held by him into 125,000 shares of the Company's common stock.

         In June 1998, Leslie M. Apple, a director, sold $15,000 of A Debentures to John D. Shepherd, President, CEO and a director of the Company. On June 30, 1998, Mr. Apple converted $10,000 of A Debentures held by him into 50,000 shares of the Company's Common Stock.

         In June 1998, John D. Shepherd purchased $15,000 of A Debentures held by Leslie M. Apple, a director of the Company. On June 30, 1998, Mr. Shepherd converted the $15,000 of A Debentures into 75,000 shares of the Company's common stock.

         In February 1999, John D. Shepherd purchased $300,000(5) of Series C Convertible Subordinated Debentures (the "C Debentures") at 100% par value.


___________________________________

5 Includes debentures held by family members of the named officer/director/shareholder.

         In April 1999, William J. Thyne purchased $10,000 of B Debentures at 100% par value.

         On July 29, 1999, John D. Shepherd converted $30,000 of B Debentures into 150,000 shares of the Company's common stock and $250,000 of C Debentures into 1,562,500 shares of the Company's common stock.

         On December 27, 1999 the Company repaid Mr. Richard C. Farr $125,000 for the B Debenture held by him. On January 21, 2000 the Company paid $9,860 to Mr. Farr, which represented all accrued interest related to the B Debenture repaid to him on December 27, 1999.

         On December 31, 1999 the Company sold an automobile with a book value of $5,660 to Mr. Richard C. Farr for $18,042.



                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
_______________________________________________

The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Ccommon Stock owned by each such person.
                          Number of Shares              Percent of Out-
                          of common Stock               standing Common
                          of the Company                Stock of the Company
Name and Address          Beneficially Owned            Beneficially Owned
Of Beneficial Owner       as of January 12, 2001        as of January 12, 2001
___________________       _______________________       _____________________
Richard C. Farr               1,423,302 (1)                    14.87%
40 Colony Road
W. Hartford CT 06117

John D. Shepherd              6,153,961 (2)                    64.29%
1020 Sport Hill Road
Easton, CT 06612

  (1) Includes (i) 75,000 shares subject to options which are exercisable within 60 days and (ii) 312,500 shares subject to warrants which are exercisable within 60 days.

  (2) Includes (i) 250,000 shares of the Company's Series B Convertible Subordinated Debentures owned by Mrs. Susan Shepherd, his wife,which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (ii) 125,000 shares subject to warrants owned by Mrs. Susan Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (iii) 125,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned jointly by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd, his father and mother, which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (iv) 62,500 shares subject to warrants owned jointly by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (v) 125,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned by Mrs. Carol R. Shepherd, his mother, which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (vi) 62,500 shares subject to warrants owned by Mrs. Carol
       R. Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (vii) 50,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned by Mr. Jason Tunik, his son, which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (viii) 25,000 shares subject to warrants owned by Mr. Jason Tunik which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (ix) 312,500 shares subject to the Company's Series C Convertible Subordinated Debentures owned by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd, his father and mother, which are convertible within 60 days, as to which Mr. Shepherd discliams beneficial ownership.


Security Ownership of Management
________________________________

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director of the Company and all directors and officers of the Company as a group and the percentage of the shares of the Company's outstanding Common Stock owned by each director of the Company and all directors and officers of the Company as a group. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.

                        Number of Shares           Percent of Out-
                        of Common Stock            standing Common
                        of the Company             Stock of the Company
                        Beneficialy Owned          Beneficially Owned
Name                    as of January 12, 2001     as of January 12, 2001
______________         ________________________    ________________________
Richard C. Farr           1,423,302 (4)                   14.87%
Samuel J. Padula            373,743 (1)(2)                 3.90%
Reginald W. Ray, Jr.        219,304 (1)(3)                 2.29%
John D. Shepherd          6,153,961 (5)                   64.29%
William J. Thyne            296,085 (6)                    3.09%
David Patton                 34,400 (7)                     .36%
Steven Patlin                85,100 (8)                     .89%
Jeffry LaPell                30,400                         .32%

Leslie M. Apple              77,104 (9)                     .81%
All officers and
directors as a group
(9 persons)               8,693,399 (10)                   90.83%

  (1) Includes 30,000 shares subject to options which are exercisable within 60 days.

  (2) Includes (i) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, (ii) 263,603 shares held by Mrs. Padula as to which Mr. Padula disclaims beneficial ownership, and (iii)75,000 shares subject to warrants owned by Mrs. Padula which are exercisable within 60 days as to which Mr. Padula disclaims beneficial ownership.

  (3) includes 11,602 shares owned by Mr. Ray's wife as to which Mr. Ray disclaims beneficial ownership.

  (4) Includes (i) 75,000 shares subject to options which are exercisable within 60 days and (iii) 312,500 shares subject to warrants which are exercisable within 60 days.

  (5) Includes (i) 250,000 shares of the Company's Series B Convertible Subordinated Debentures owned by Mrs. Susan Shepherd, his wife,which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (ii) 125,000 shares subject to warrants owned by Mrs. Susan Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (iii) 125,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned jointly by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd, his father and mother, which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (iv) 62,500 shares subject to warrants owned jointly by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (v) 125,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned by Mrs. Carol R. Shepherd, his mother, which are convertible within 60 days, as to which Mr. Shepherd discliams beneficial ownership,
       (vi) 62,500 shares subject to warrants owned by Mrs. Carol R. Shepherd which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (vii) 50,000 shares subject to the Company's Series B Convertible Subordinated Debentures owned by Mr. Jason Tunik, his son, which are convertible within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (viii) 25,000 shares subject to warrants owned by Mr. Jason Tunik which are exercisable within 60 days, as to which Mr. Shepherd disclaims beneficial ownership, (ix) 312,500 shares subject to the Company's Series C Convertible Subordinated Debentures owned by Mr. Herman R. Shepherd and Mrs. Carol R. Shepherd, his father and mother, which are convertible within 60 days, as to which Mr. Shepherd discliams beneficial ownership.

  (6) Includes (i) 10,000 shares subject to options which are exercisable within 60 days, (ii) 100,000 shares subject to the Company's Series
       B Convertible Subordinated Debentures which are convertible within 60 days, and (iii) 50,000 shares subject to warrants which are exercisable within 60 days, (iv) 50,000 shares subject to the Company's
       Series B Convertible Subordinated Debentures owned by Mrs. Glenn E. Thyne, his wife, which are convertible within 60 days, as to which Mr. Thyne disclaims beneficial ownership, and (v) 25,000 shares subject to warrants owned by Mrs. Glenn E. Thyne which are exercisable within 60 days, as to which Mr. Thyne disclaims beneficial ownership.

  (7) Includes 4,000 shares subject to options which are exercisable within 60 days.

  (8) Includes (i) 10,000 shares subject to options which are exercisable within 60 days, (ii) 50,000 shares subject to the Company's Series B Convertible Subordinated Debentures, owned jointly with his wife, Leslie Patlin, which are convertible within 60 days, and
       (111) 25,000 shares subject to warrants which are exercisable within 60 days.

  (9) Includes (i) 25,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000 shares owned by Leslie M. Apple, P.C., a professional corporation of which Mr. Apple is the sole shareholder.

  (10) Includes (i) 184,000 shares subject to options which are exercisable within 60 days, (ii) 750,000 shares subject to the Company's Series
       B Convertible Subordinated Debentures which are convertible within 60 days, (iii) 687,500 shares subject to warrants which are exercisable within 60 days, and (iv) 315,500 shares subject to the Company's
       Series C Convertible Subordinated Debentures which are convertible within 60 days.



There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.



                                PROPOSAL NO. 2
                        APPROVAL OF INDEPENDENT AUDITORS

     Subject to approval of the Company's shareholders, the Board of Directors has decided that PricewaterhouseCoopers LLP, which firm has been the independent certified public accountants of the Company for the fiscal year ended January 31, 2000, be continued as independent accountants for the Company. The shareholders are being asked to approve the Board's decision to retain PricewaterhouseCoopers LLP for the fiscal year ending January 31, 2001.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended January 31, 2000 was mailed to the Company's shareholders on November 27, 2000 and November 28, 2000, respectively, and does not constitute a part of the proxy solicittion materials.

     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT
TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE
FISCAL YEAR ENDED JANUARY 31, 2000, INCLUDING THE FINANCIAL STATEMENTS THEREIN, BY WRITTEN REQUEST ADDRESSED TO WILLIAM J. THYNE, SECRETARY, LINCOLN LOGS LTD., 5 RIVERSIDE DRIVE, CHESTERTOWN, NEW YORK 12817.
ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE/SHE WAS A BENEFICIAL OWNER OF SUCH STOCK ON JANUARY 5, 2001.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 2001 must have been received by the Company at 5 Riverside Drive, Chestertown, new York 12817 on or before March 16, 2001.

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                                    16

                                                                EXHIBIT A


                       CHARTER OF THE AUDIT COMMITTEE
                       ______________________________

                                     OF
                                     __

                              LINCOLN LOGS LTD.
                              _________________



Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Lincoln Logs Ltd.'s (the "Company") financial reporting process. This includes the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of applicable NASD rules and regulations.

Accordingly, all of the members will be directors:

     1. Who have no material relationship to the Company that may interfere with their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonalbe period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management experience.

The Committe shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the outside auditors seperately to discuss any matters that the Committee believes should be discussed privately.

                           LINCOLN LOGS LTD.
                           ________________

                       AUDIT COMMITTEE CHARTER - continued
                       ___________________________________


Key Responsibilities

The Committee's job is one of oversight. It recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outisde auditors, have more time, knowledge and more detailed information on the Company than do Committe members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These foundations are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-KSB) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of Form 10-QSB.

     The Committee shall;
          . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1

          . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          . recommend that the Borad take appropriate action, if necessary, to oversee the independence of the outside auditors.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

     Maintain minutes of meetings of the Committee.

Report to the Board subsequent to meetings of the Committee.


                                  18